AGREEMENT


     THIS AGREEMENT is dated as of June 11, 1999 (this AAgreement@) by and among Savin Electronics Inc., a New Jersey corporation (ANewco@); Royce Investment Group (ARIG@); and Uriel Ginzburg, Jonathan Levin (the AInventors@) and John Federman (the Aconsultant@), (collectively, the APrincipals@).

     WHEREAS, as of the date hereof, Newco has no assets and is traded on the OTC Bulletin Board market;

     WHEREAS, Newco desires to enter and operate in the field of network data security technology;

     WHEREAS, in connection with its entrance in the network data security field, Newco is also desirous of obtaining an initial $600,000 investment;

     WHEREAS, the Inventors have jointly developed a proprietary technology in the field of network data security and designed a line of products both for the private and the corporate sectors (collectively, the AIntellectual Property@) and own and have to the best of their knowledge, good, marketable and exclusive title to each item of Intellectual Property free and clear of any lien, claim or encumbrance or rights of any third party; and the consultant posses a vast knowledge and expertise in the field of network data security;

     WHEREAS, RIG has located and introduced the principals to Newco, and in consideration thereof, Newco has agreed to the various terms and conditions regarding the issuance of its securities so that upon completion of the proposed transactions hereinafter described, the current stockholders of Newco (the AExisting Shareholders@) will, as a group, own 32,600 shares of all outstanding securities based upon the following proposed formulation:

     Existing Shareholders       32,600 Shares
     The Principals           3,000,000 Shares
     RIG                      1,800,000 Shares

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein, and other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

PREAMBLE


     Section 1.1 Preamble. The preamble shall constitute an integral part of this Agreement.

                                   ARTICLE II

ASSIGNMENT


     Section 2.1 Assignment of the Intellectual Property. Upon the terms and subject to the conditions set forth in this Agreement, each of the Inventors shall assign all the Intellectual Property to Newco, free and clear of any and all liens, encumbrances, charges and any other rights of third parties, pursuant to the assignment agreement (the AAssignment Agreements@) attached hereto as Exhibit A.

     Section 2.2 Consideration for the assigned Intellectual Properties and Consulting services. In full consideration for the assignment to Newco of the Intellectual Property and the consultancy services preformed by the consultant, Newco shall issue to the Principals 3,000,000 newly issued restricted common stock (the ANewco Shares@). The number of common shares of Newco issuable to each Principal is set forth below:

     Uriel Ginzburg -       600,000 Shares
     Jonathan Levin B       600,000 Shares
     John Federman-       1,800,000 Shares

     Section 2.3 Subsidiary of Newco. It is the intention of the parties that upon the consummation of the transactions contemplated herein, Newco shall establish an R&D subsidiary (the ASubsidiary@) in Israel. The subsidiary=s name shall be Hidenet Secure Architectures (if applicable by law). Newco shall thereafter assign all the Intellectual Property to Subsidiary and shall transfer all proceeds resulting from the execution of step A as described in Article V section 5.1 below to the subsidiary, less all registration fees resulting from the issuance of the 1,000,000 shares of step A.

     Section 2.3.1 Employment agreement. Immediately following the establishment of the Subsidiary, David Federman shall become a consultant and Uriel Ginzburg and Jonathan Levin shall become full time employees of the Subsidiary, upon the terms and conditions set forth in the consulting and employment agreements, attached hereto as Exhibit B and Exhibit C, respectively (the AEmployment and Consulting Agreements@).

     Section 2.4 Restrictive Legend. The certificates evidencing Newco=s Shares shall bear the following restrictive legend:

     No sale, offer to sell or transfer of the securities represented by this certificate shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is then in effect or the Company receives an opinion of counsel satisfactory to the Company that such registration is not required.

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES


     Section 3.1 Representations and Warranties of the Inventors. Each of the Principals jointly and severally hereby represents and warrants to Newco that:

     (a) Intellectual Property. The Inventors own the Intellectual Property free and clear of any lien, claim or encumbrance or any right of any third party, and are the exclusive owners of each item of the Intellectual Property. The Inventors have not, and shall not, transfer ownership of, or grant any license with respect to, or option to purchase, any of the Intellectual Property to any third party, firm or entity, other than as provided herein. Neither the Intellectual Property nor the operation of a network data security technology as such business is contemplated to be conducted will infringe or misappropriate any rights belonging to a third party, firm or entity to the best of the Inventor=s knowledge. The Inventors have taken reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Property, and have not disclosed the Intellectual Property (or any portion thereof) to any third party other than Newco and RIG.

     As used in this Agreement, AIntellectual Property@ means any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all trademarks, applications to register trademarks, copyrights, mask work rights, copyrights registrations and applications therefor; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar, corresponding or equivalent rights to any of the foregoing.

     (b) Authority. The Principals have all the power and authority to enter into this Agreement and to carry out their obligations and consummate the transactions contemplated hereunder. This Agreement, when duly executed and delivered by the Principals, will constitute a valid and binding obligation of the Principals, enforceable against each of them such respective parties in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors= rights and remedies. Each of the Principals acknowledges that he has had an opportunity to review this Agreement and discuss the terms of the transaction contemplated herein with counsel and other advisers, as he deemed appropriate.

     (c) Compliance with Other Instruments. The execution and delivery of this Agreement by the Principals does not, and the consummation of the transactions contemplated by this Agreement, the Assignment Agreements and the Employment and Consulting Agreements will not conflict with, or result in any violation or breach (i) of any law, regulation, judgment or order applicable to any of the principals or (ii) result in a termination or modification of, or cause any acceleration of any obligation of the Principals under any contract, lease, agreement or other instrument to which any of the Principals or his respective assets or properties are bound.

     (d) Litigation. There is no claim, litigation, investigation, inquiry, action, suit, or proceeding, administrative or judicial, pending or, to their knowledge, threatened against any of the Principals, at law or in equity, before any court or regulatory agency, or other governmental authority that may have a material adverse effect on the consummation of any of the transactions contemplated by this Agreement.

     (e) Compliance with Laws. The Inventors are in compliance with all applicable laws, permits, licenses, rules and regulations, including without limitation those of governmental bodies or agencies having jurisdiction over it.

     (f) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party, court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Principals in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (g) Contracts. There are no agreements, arrangements, contracts or understandings, whether written or oral, to which any of the Principals is a party that may: (i) involve the license of any Intellectual Property to or from the Principals; (ii) contain provisions restricting and/or affecting the development, manufacture, distribution or sales of the Intellectual Property or any product or service derived therefrom; (iii) involve any joint venture or partnership contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons with respect to the Intellectual Property; (v) involve any agreement containing covenants purporting to limit the freedom of the Principals to compete in any line of business or geographic area; or (vi) involve any agreement of indemnification regarding the Principals; (vii) be considered a financing or consulting agreement; or (viii) establish any powers of attorney regarding the Principals.

     (h) Complete Disclosure. No representation or warranty by the Principals in this Agreement, and no agreement, exhibit, schedule, statement, certificate, or other writing furnished to the Principals pursuant to this Agreement or in connection with the transactions contemplated thereby when taken together as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. In addition, the Principals have disclosed to Newco all material facts and information concerning the Intellectual Property and the transactions contemplated by this Agreement. The Principals acknowledge that Newco and RIG are relying on the representations and warranties of the Principals contained in this Agreement and would not enter into the transaction contemplated by this Agreement absent such representations and warranties being wholly accurate and complete in all respects.

     (i) General Statement. The Inventors hereby state that all aforesaid statements and declarations regarding the intellectual property are made to the best of their knowledge.

     Section 3.2 Representations of Newco. Newco hereby, represent and warrant to the Principals that:

     (a) Newco is a corporation duly organized and validly existing under the laws of the State of New Jersey which is traded on the OTC Bulletin Board exchange, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

     (b) Authority. Newco has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations and consummate the transactions contemplated hereunder. This Agreement, when duly executed and delivered by Newco, will constitute a valid and binding obligation of Newco, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws of creditors= rights and remedies generally.

     (c) Compliance with Other Instruments. The execution and delivery of this Agreement by Newco does not, and the consummation of the transactions contemplated by this Agreement will not conflict with, or result in any violation or breach (i) of any provision of its Articles of Incorporation or By-Laws, (ii) of any law, regulation, judgment or order applicable to it or
(iii) result in a termination or modification of, or cause any acceleration of any obligation of Newco under any contract, lease, agreement or other instrument to which Newco or its assets or properties are bound.

     (d) Litigation. There is no claim, litigation, investigation, inquiry, action, suit, or proceeding, administrative or judicial, pending or, to its knowledge, threatened against Newco, at law or in equity, before any court, regulatory agency, or other governmental authority, and neither Newco, nor any of Newco=s directors is engaged in, that may have a material adverse effect on Newco.

     (e) Compliance with Laws. Newco is in compliance with all applicable laws, permits, licenses, rules and regulations, including without limitation those of governmental bodies or agencies having jurisdiction over it.

     (f) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Newco in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the approval of the Board of Director of Newco.

     (g) The 3,000,000 common shares to be issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable shares, free and clear of all pledges, liens, encumbrances and restrictions (other than restrictions under applicable U.S. federal and state securities laws).

     (h) Officers and Directors. The current officers and directors of Newco are Avrum Savran and Ron Fussman. No other person or entity has any claim to any position with the Company.

     (i) Complete Disclosure. No representation or warranty by Newco in this Agreement, and no exhibit, schedule, statement, certificate, or other writing furnished to the Principals or its advisors pursuant to this Agreement or in connection with the transactions contemplated thereby when taken together as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading. In addition, Newco has disclosed to the Principals all material facts and information concerning the transactions contemplated by this Agreement. Newco acknowledges that the Principals are relying on the representations and warranties of Newco contained in this Agreement and would not enter into the transaction contemplated by this Agreement absent such representations and warranties being wholly accurate and complete in all respects.

     (j)  Liabilities  and   Obligations.   Newco  has  no  liabilities   and/or
obligations to any third party, (Attorney, Accounting or other fees) exceeding $100,000.

                                   ARTICLE IV

CLOSING


     Section 4.1 Deliveries by The Inventors. Simultaneous with the execution and delivery of this Agreement, each of the Principals shall deliver to Newco the Assignments.

     Section 4.2 Deliveries by Newco. Simultaneous with the execution and delivery of this Agreement, Newco shall execute a certificate by the of Newco certifying that Stock certificates representing ownership of Newco Shares registered in the names of the Principals shall be issued and that Newco=s transfer agent shall be properly notified of such ownership."

                                    ARTICLE V

PRIVATE PLACEMENT OFFERING; FEE PAYMENTS; POST-CLOSING COVENANTS


     Section 5.1 Private Placement Offering. RIG shall act as Newco=s exclusive financial consultant in connection with a best efforts financing to offer and sell up to approximately $600,000 principal amount of common shares to be issued by Newco to RIG (F/B/O, i.e. for benefit of others) in a Private Placement offering. The offering shall occur in two steps as described below.

     Step A. An offering of 1,000,000 shares of common stock for a net cash consideration of $100,000, which offering shall close within 120 following the execution of this Agreement.

     Step B. An offering of 800,000 shares of common stock for a net cash consideration of $500,000, which offering shall close within 180 days after the completion of Step A.

The aforementioned $500,000 investment may be completed in One or up to Twenty installments, each of no less than $50,000. In consideration for such installments, RIG shall be entitled to receive common shares on a pro rata basis, i.e. 80,000 common shares for each installment of $50,000 and so on.

     Upon the completion of step A and step B, all outstanding securities of Newco shall be as follows:

     Existing Shareholders       32,600 Shares
     The Principals           3,000,000 Shares
     RIG                      1,800,000 Shares

     RIG and its clients in the offerings will receive piggy back registration rights to the shares issued pursuant to the financing as described above. RIG shall use its best efforts in assisting Newco to close both Step A and Step B of the private placement offerings and shall take all action it deems appropriate in connection therewith.

     Newco acknowledges that it has been advised by RIG that the offering must comply completely with all applicable securities laws and regulations and that Newco shall ensure that each purchaser of the securities executes a representation certifying that the securities are subject to restrictions on offers and sales under the Securities Act of 1933, as amended, and any other necessary restrictions.

     Section 5.2 Board Representation. The Inventors shall have the right to nominate one director to a Three-member Board of Directors of Newco.

     Section 5.3 Fee Payments. In consideration for RIG=s services, RIG shall be entitled to receive, and Newco shall pay RIG the following:

     (i) For one year from the date hereof, Newco shall pay RIG $75,000 for all consultancy services in connection with this Agreement and the following services: (a) issuance of press releases, (b) relationship with analysts covering Newco, (c) consulting in choosing market-makers to handle all trading activities, (d) investment services both in US and Israel and (e) consulting in choosing the appropriate underwriter for a secondary offering for Newco.

     Said amount shall be due and payable immediately following the closing of step B of the financing as described in section 5.1 above.

     (ii) Newco shall pay RIG a finder=s fee equal to 10% of the gross proceeds of any investment made by any investor in Newco which has been introduced by RIG. Such amounts shall be paid simultaneously with the closing of step B. In the event that RIG will make an investment in Newco for the benefit of its own account, the above-mentioned 10% finder=s fee shall not be paid to RIG.

     (iii) Newco shall pay RIG non-accountable expense allowance of $10,000 in connection with the Private Placement offering. Such amount shall be paid to RIG upon the completion of Step B of the financing.

     (iv) For acting as Newco=s business consultant and wholly separate and apart and having no relationship with any capital raising transactions, RIG or its designees shall receive warrants (options) to purchase up to Five Hundred Thousand (500,000) shares of Common Stock of Newco, at a purchase price of $.125 per share The warrants shall be exercised in whole or in part for Three years from the date of the closing of Step A. The parties acknowledge that none of the aforesaid warrants are being issued as compensation for or in connection with the offer or sale of securities in any capital raising transaction but are being issued solely for bona fide services rendered in a conciliatory capacity. To the extent permissible under applicable law, at the written request of RIG, Newco shall take all steps necessary so that the shares of common stock underlying said warrants shall be registered pursuant to S-8 under the Act with Newco being responsible for all fees in connection therewith. It shall be Newco=s obligation to bear all fees and expenses in connection with the Private placement offering, including without limitation printing and duplication costs, postage and mailing expenses, transfer agent fees, its counsel and accounting fees, escrow fees and issue and transfer taxes, if any.

     Section 5.4 No Shop Clause; Right of First Refusal. Newco agrees, and the Principals agree that they will cause Newco, not to execute any financing agreement or engage in any public or private offering of Newco=s securities with any party other than RIG for the twelve-month period following the date of this Agreement. Following such twelve-moth period, RIG shall have a right of first refusal on any Regulation S, Regulation D or Section 4(2) offering proposed to be effected by Newco of its own securities. RIG shall have 10 days to accept the securities proposed to be offered and invest in Newco, on the same terms as being offered within 20 days after receiving notice of the offering. If the right of refusal is not exercised within such time, Newco can offer the securities on the same terms as offered to RIG.

     Section 5.5 RIG shall also act as Newco=s subsidiary (when formed) exclusive financial consultant in connection with best efforts financing to offer and sell common shares of the subsidiary, in a Private Placement offering.

     Section 5.6 Fee Payments. In consideration for RIG=s services to the subsidiary, RIG shall be entitled to receive, and the subsidiary shall pay RIG the following:

     (i) Newco shall pay RIG a finder=s fee equal to 7% of the gross proceeds of any investment made by any investor in the subsidiary which has been introduced by RIG. Such amounts shall be paid simultaneously with the closing of such investment.

     (ii) For acting as the subsidiary=s business consultant and wholly separate and apart and having no relationship with any capital raising transactions, RIG or its designees shall receive common shares of the subsidiary representing 7% of the gross proceeds investment made in the subsidiary. The aforementioned amount of common shares shall be based on the same valuation terms of the Private Placement. It shall be the subsidiary=s obligation to bear all fees and expenses in connection with the Private placement offering, including without limitation printing and duplication costs, postage and mailing expenses, transfer agent fees, its counsel and accounting fees, escrow fees and issue and transfer taxes, if any.


                                   ARTICLE VI

INDEMNIFICATION


     Section 6.1 Survival of Representations, Warranties, and Agreements. All representations, warranties, covenants, and agreements of each party in this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties to this Agreement.

     Section 6.2 Indemnity.

     6.2.1 The Inventors hereby agree, jointly and severally, to indemnify and hold harmless Newco, RIG and their respective officers, directors, stockholders, employees, agents and representatives against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys= fees, any and all expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, ADamages@), asserted against, resulting from, imposed upon, or incurred or suffered by Newco, RIG and their respective officers, directors, stockholders, employees, agents and representatives, directly or indirectly, as a result of or arising from any breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by the Inventors in this Agreement or any accompanying schedule, exhibit or certificate. The above undertakings are also subject to notification to the inventors by either Newco, RIG and/or their respective officers, directors, stockholders, employees, agents and representatives within 72 hours of such event and said damages shall only be paid following final settlement or judicial verdict.

     6.2.2 Newco and RIG hereby agree, jointly and severally, to indemnify and hold harmless the Principals against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys= fees, any and all expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, ADamages@), asserted against, resulting from, imposed upon, or incurred or suffered by the Principals, directly or indirectly, as a result of or arising from any breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by Newco or RIG and their respective officers, directors, stockholders, employees, agents and representatives, directly or indirectly in this Agreement or any accompanying schedule, exhibit or certificate. The above undertakings are also subject to notification to the Newco or RIG and their respective officers, directors, stockholders, employees, agents and representatives by the Inventors within 72 hours of such event and said damages shall only be paid following final settlement or judicial verdict.

                                   ARTICLE VII

MISCELLANEOUS PROVISIONS


     Section 7.1 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they designate by notice to all other parties in accordance with this Section 7.2. Any party delivering notice to Newco and/or RIG shall also deliver a copy to Ron Fussman, 52A Hanassi Street, Hertzelia, 46448, Israel at Fax: 972 9 954 6801. Any party delivering notice to the
Principals shall also deliver a copy to Ran Levin, Adv. at Bloch 11 Street, Tel-Aviv, 64161, Israel at Fax: 972 3 529 9644.

     All notices and communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the third business day following the day sent, with receipt confirmed by the courier; and
(iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the tenth business day following such mailing.

     Section 7.3 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     Section 7.4 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Newco, RIG, the Principals, their successors, permitted assigns, heirs and legal representatives. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned by either of the parties hereto without the prior written consent of all the other parties.

     Section 7.5 Captions. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

     Section 7.6 Expenses of Transaction. Each party shall bear their own fees and expanses incurred in connection with this Agreement and the transactions contemplated hereunder.

     Section 7.7 Amendment; Waiver. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by all the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

     Section 7.8 Third-Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties hereto, any rights, remedies, or other benefits under or by reason of this Agreement.

     Section 7.9 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

     Section 7.11 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without regard to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws. of any other jurisdiction other than the State of New York to be applied. The parties agree that the courts of New York shall have sole jurisdiction to hear any disputes among the parties related to this Agreement and each of the parties hereby irrevocably consents to the jurisdiction of such courts.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 11th day of June 1999.


                                   SAVIN ELECTRONICS INC.



                                   /s/Ron Fussman
                                   --------------------------
                                   Ron Fussman - President



                                   /s/Uriel Ginzburg
                                   --------------------------
                                   Uriel Ginzburg


                                   ROYCE INVESTMENT GROUP



                                   /s/Jonathan Levin
                                   --------------------------
                                   Jonathan Levin


                                   /s/David Greenberg
                                   --------------------------
                                   David Greenberg - Secretary

                                   /s/John Federman
                                   --------------------------
                                   John Federman